Exhibit 16

                              Smythe Ratcliffe, LLP
                           7th Floor, Marine Building
                              Chartered Accountants
                               355 Burrard Street
                                 Vancouver, B.C.
                                 Canada V6C 2G8
                                Tel. 604-687-1231
                                Fax. 604-688-4671


January 2, 2007

Securities & Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Global Immune Technologies, Inc.
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Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

     (1) We have read the Company's response to Item 4.01 of Form 8-K titled, "Changes in Registrant's Certifying Accountant" dated July 19, 2006 filed on December 19, 2006; and

     (2) We agree with the response.

Very Truly Yours,

/s/ Smythe Ratcliffe, LLP
-------------------------

Chartered Accountants